Exhibit 10.7

Subscription Agreement

The undersigned investor (“Investor”), by signing this Agreement, will Purchase the number of shares of stock in L A M Y (“Issuer”) indicated below (the “Shares”), at a purchase price of $0. 01 per share (the “Offering Price”).

To purchase the Shares, please do the following:

¥ Read and understand this Agreement.

¥ If you agree with and agree to be bound by this Agreement, Complete and sigh this Agreement below.

¥ Send a money transfer, check or wire to L A M Y in the amount of the Number of Shares multiplied by the Offering Price.

¥ Give or send the completed and signed Agreement to Issuer.

1. Commitment to Purchase. Investor understands that, once this Agreement is signed by Investor and Issuer, Investor will be irrevocably obligated to purchase the Shares and to pay Issuer the purchase price indicated below.

2. High-Risk Undertaking. Investor understands that Issuer is a high-risk undertaking and that there is no guarantee that Investor will receive back Investor’s investment in the Shares or any return on such investment.

3. Ability to Withstand Loss. Investor represents to Issuer that Investor is Able to withstand the complete loss of Investor`s investment in the Shares without undue financial hardship or significant change in Investor`s present or planed lifestyles due to financial hardship.

4. Sufficient Information. Investor represents to Issuer that Investor understands Issuer`s business plans, business history, competitive position and capital structure, and that all Investor`s questions concerning these matters have been answered to Investor`s satisfaction.

5. Ability to Assess Investment. Investor represents to Issuer that Investor together with any necessary assistance from persons not affiliated with Issuer, has the ability to understand and assess the risk involved in an investment in Issuer.

6. Issuer's Right to Refuse. Investor understands that Issuer, until it signs this Agreement below, has the right to refuse Investor's purchase of the Shares if Issuer reasonably determines that an investment in Issuer would not be suitable for Investor.

7. Any Other Representations Superseded. Any representations or promises made by any person that contradict the provisions of this Agreement have not been authorized by Issuer and cannot be relied upon by Investor.

IN WITNESS WHEREOF, the parties have executed this Agreement by their signature or the signature of their duly authorized representatives below.

ISSUER:	INVESTOR:
Number of Shares subscribed
Printed name: _________________	for: _________________

Title: _________________

Signed: _________________
Total Subscription Price:
$_________________

Investor Name: _________________

Signature: _________________

Dated: _________________

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